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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.


                                  FORM 8-K


                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                             December 28, 2004
              ------------------------------------------------
              Date of Report (Date of earliest event reported)



                    Emergency Filtration Products, Inc.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



   Nevada                       000-27421          87-0561647
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(State or other jurisdiction   (Commission     (IRS Employer
    of incorporation)          File Number)     Identification No.)



175 Cassia Way, Suite A115, Henderson, Nevada                89014
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(Address of principal executive offices)                   (Zip Code)



                              (702) 558-5164
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            Registrant's telephone number, including area code


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Item 8.01 Other Events

On December 28, 2004, Emergency Filtration Products, Inc. (the "Company") announced that it has entered into an exclusive, long term importation agreement with Itochu Techno Chemical Inc., a Japanese corporation ("Itochu"), whereby Itochu will distribute the company's RespAide, Vapor Isolation Valve and Series One Breathing Circuit Filter products in Japan.

The term of the agreement commenced on December 1, 2004, terminates on May 1, 2008, but can be extended for an additional three-year period. The agreement also allows for Itochu to form sub-distribution agreements with other medical products companies, with the Company's approval, to promote the sale of the Company's products in Japan.

Commencing immediately, Itochu, in conjunction with its partner/affiliate Senko Medical Instrument Mfg. Co. Ltd., one of Japan's leading medical products distributors, will conduct a marketing review through June 1, 2005. As part of this marketing review, Itochu will immediately place an initial order for EFP's products to introduce the products; to develop interest in the products; and, to create a market for the products in Japan. Once the marketing review is completed, the Company and Itochu will establish minimum annual purchase requirements commencing on June 1, 2005.

The full text of the press release is attached hereto as an exhibit.


Item 9.01 Financial Statements and Exhibits

   Exhibit 99.1 Press release dated December 28, 2004

SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: January 3, 2005

Emergency Filtration Products, Inc.

By:  /S/ Douglas K. Beplate
         Douglas K. Beplate, President